Exhibit No. 99

CONTACT: REGIS CORPORATION:
Mark Fosland — SVP, Finance and Investor Relations
952-806-1707
Andy Larew — Director, Finance-Investor Relations
952-806-1425

For Immediate Release

REGIS REPORTS THIRD QUARTER 2011 RESULTS

-Company Forecasts Earnings to Grow in Fiscal Year 2012-

MINNEAPOLIS, April 27, 2011 — Regis Corporation (NYSE:RGS), the global leader in the $160 billion haircare industry, today reported a third quarter net loss of $0.45 per share.  These results include non-operational after-tax charges of $40.1 million primarily related to goodwill impairment in the Company’s Promenade salon division.  Absent non-operational items, third quarter operational earnings were $0.25 per diluted share.

A complete reconciliation of reported earnings to operational earnings is included in today’s press release.  A more comprehensive reconciliation is available on the Company’s website at www.regiscorp.com.

On April 8, 2011, the Company reported that revenues for the third quarter ended March 31, 2011 decreased 1.1 percent to $581 million, with third quarter total same-store sales declining 2.3 percent.

“We were disappointed with our underlying operational results in the third quarter which fell short of plan and were down from the same period last year, largely due to a continuation of the same-store customer visitation trends we’ve seen in past quarters.  Based on recent sales trends, as well as headwinds that many employers are experiencing in certain expense items such as state unemployment taxes, we now believe operational earnings for the fourth quarter of fiscal 2011 will be in the range of $0.30 to $0.33 per share.  Based on the mid-point, this translates into operational earnings for the full 2011 fiscal year of about $1.11 per share and operational EBITDA of approximately $225 million,” commented Randy L. Pearce, President.  “Our focus is to drive increases in consumer traffic in our salons.  We are intensely focused on this objective.”

Fiscal Year 2012 Outlook

•                  Regis believes same-store sales will be in the range of negative one percent to positive one percent.  These results reflect an improvement in customer visitation trends as well as limited benefit from price increases.

•                  At these same-store sales levels, EBITDA is expected to be in a range of $222 million to $242 million and earnings are forecasted to grow to a range of $1.16 to $1.32 per share.

•                  Regis also plans to accelerate growth in its best corporate and franchise markets and plans to build or franchise 285 new salon locations.

•                  The Company expects to spend approximately $95 million for salon and corporate capital expenditures and approximately $25 million for acquisitions.

•                  Finally, the Company expects to generate excess cash of approximately $65 million to $75 million.

Mr. Pearce continued, “We are committed to deliver improved financial performance to shareholders in fiscal 2012 through our strategies to increase customer centricity, leverage the power of our salon brands and enhance connectivity.  These strategies will provide significant benefit to our business in the years to come and will expand our industry dominance.  However, to meet our goal of delivering improved earnings and cash flow in fiscal 2012, our management team has developed a plan to help fund our initiatives and improve our results by further rationalizing our expense structure by $20 million to $30 million.  In addition, we are also moving fast to develop and implement strategies designed to increase sales now.”

Third Quarter Non-Operational Items

Third quarter non-operational charges which netted to $40.1 million on an after-tax basis, consisted of the following items:

•                  A non-cash after-tax gain of $3.6 million primarily related to the settlement of a portion of the Company’s equity put liability related to Provalliance.

•                  Non-cash after-tax goodwill impairment of $28.4 million related to the Company’s Promenade salon division.

•                  Non-cash impairment of $8.7 million related to the Company’s investment in MY Style, which is located in Japan.

•                  Senior management after-tax restructuring costs of $1.2 million.

•                  An after-tax $5.5 million reserve related to the Company’s note receivable with Premier.

As required by accounting convention, the Company estimates it will record in its fourth fiscal quarter an additional $0.31 per diluted share of non-operational tax expense related to the third quarter Promenade salon division impairment charge.

As of March 31, 2011 Regis Corporation owned, franchised, or held ownership interest in 12,691 worldwide locations.

Regis Corporation will host a conference call discussing third quarter results today, April  27, 2011 at 3 p.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-762-8779. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4425788#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of March 31, 2011, the Company owned, franchised or held ownership interests in approximately 12,700 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements.  These factors include competition within the personal-hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above.  The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of March 31, 2011 and June 30, 2010
(In thousands, except per share data)

	March 31, 2011	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$145,464	$151,871
Receivables, net	27,217	24,312
Inventories	162,507	153,380
Deferred income taxes	17,103	16,892
Income tax receivable	55,910	46,207
Other current assets	31,656	36,203
Total current assets	439,857	428,865

Property and equipment, net	347,980	359,250
Goodwill	678,934	736,989
Other intangibles, net	113,726	118,070
Investment in and loans to affiliates	258,796	195,786
Other assets	78,664	80,612

Total assets	$1,917,957	$1,919,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$33,005	$51,629
Accounts payable	63,851	57,683
Accrued expenses	161,086	160,797
Total current liabilities	257,942	270,109

Long-term debt and capital lease obligations	371,286	388,400
Other noncurrent liabilities	239,308	247,770
Total liabilities	868,536	906,279

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,574,884 and 57,561,180 common shares at March 31, 2011 and June 30, 2010, respectively	2,879	2,878
Additional paid-in capital	340,667	332,372
Accumulated other comprehensive income	75,432	47,032
Retained earnings	630,443	631,011

Total shareholders’ equity	1,049,421	1,013,293

Total liabilities and shareholders’ equity	$1,917,957	$1,919,572

more

REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Revenues:
Service	$440,109	$447,879	$1,310,577	$1,332,282
Product	131,350	129,949	393,779	386,811
Product sold to Premier (1)	—	—	—	19,962
Royalties and fees	9,808	9,743	29,528	29,431
	581,267	587,571	1,733,884	1,768,486
Operating expenses:
Cost of service	255,374	255,568	754,580	760,349
Cost of product	63,068	62,061	188,069	184,014
Cost of product sold to Premier (1)	—	—	—	19,962
Site operating expenses	50,522	48,280	150,128	147,365
General and administrative	86,390	72,741	236,312	217,912
Rent	84,391	85,908	254,734	257,298
Depreciation and amortization	26,926	26,552	79,167	81,253
Goodwill impairment	74,100	35,277	74,100	35,277
Lease termination costs	—	—	—	3,552
Total operating expenses	640,771	586,387	1,737,090	1,706,982

Operating (loss) income	(59,504)	1,184	(3,206)	61,504

Other income (expense):
Interest expense	(8,337)	(9,039)	(25,998)	(45,424)
Interest income and other, net	(651)	3,125	2,730	6,768
(Loss) income from continuing operations before income taxes and equity in (loss) income of affiliated companies	(68,492)	(4,730)	(26,474)	22,848
Income taxes	44,670	525	29,678	(10,002)
Equity in (loss) income of affiliated companies, net of income taxes	(1,513)	2,680	4,286	8,394
(Loss) income from continuing operations	$(25,335)	$(1,525)	$7,490	$21,240

Income from discontinued operations, net of income taxes	—	—	—	3,161

Net (loss) income	$(25,335)	$(1,525)	$7,490	$24,401

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	(0.45)	(0.03)	0.13	0.38
Income from discontinued operations	—	—	—	0.06
Net (loss) income per share, basic	$(0.45)	$(0.03)	$0.13	$0.44

Diluted, including the effect of assumed conversion when dilutive:
(Loss) income from continuing operations	(0.45)	(0.03)	0.13	0.38
Income from discontinued operations	—	—	—	0.06
Net (loss) income per share, diluted	$(0.45)	$(0.03)	$0.13	$0.44

Weighted average common and common equivalent shares outstanding:
Basic	56,704	56,301	56,672	55,572
Diluted	56,704	56,301	56,959	55,688

Cash dividends declared per common share	$0.06	$0.04	$0.14	$0.12

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

more

REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Nine Months Ended March 31,
	2011	2010

Net cash provided by operating activities	$161,294	$151,086
Net cash used in investing activities	(121,606)	(22,588)
Net cash used in financing activities	(52,830)	(7,161)
Effect of exchange rate changes on cash and cash equivalents	6,735	5,030
(Decrease) increase in cash and cash equivalents	(6,407)	126,367

Cash and cash equivalents:
Beginning of period	151,871	42,538
End of period	$145,464	$168,905

more

 REGIS CORPORATION (NYSE: RGS)

Salon / Hair Restoration Center Counts and Revenues

SYSTEM-WIDE LOCATIONS:	March 31, 2011	June 30, 2010

Company-owned salons	7,895	7,909
Franchise salons	1,937	2,020
Company-owned hair restoration centers	67	62
Franchise hair restoration centers	29	33
Ownership interest locations	2,763	2,704
Total, system-wide	12,691	12,728

SALON LOCATION SUMMARY

NORTH AMERICAN SALONS:	March 31, 2011	June 30, 2010
REGIS SALONS
Company-owned salons:
Open at beginning of period	1,049	1,071
Salons constructed	8	14
Acquired	9	3
Less relocations	(7)	(11)
Salon openings	10	6
Conversions	(1)	—
Salons closed	(27)	(28)
Total, Regis Salons	1,031	1,049

MASTERCUTS
Company-owned salons:
Open at beginning of period	600	602
Salons constructed	5	15
Acquired	—	—
Less relocations	(5)	(7)
Salon openings	—	8
Conversions	1	—
Salons closed	(8)	(10)
Total, MasterCuts Salons	593	600

SMARTSTYLE/COST CUTTERS IN WALMART
Company-owned salons:
Open at beginning of period	2,374	2,300
Salons constructed	55	80
Acquired	—	—
Franchise buybacks	—	5
Less relocations	(1)	(3)
Salon openings	54	82
Conversions	—	—
Salons closed	(43)	(8)
Total company-owned salons	2,385	2,374

Franchise salons:
Open at beginning of period	119	122
Salons constructed	2	2
Less relocations	—	—
Salon openings	2	2
Conversions	—	—
Franchise buybacks	—	(5)
Salons closed	(2)	—
Total franchise salons	119	119

Total, SmartStyle/Cost Cutters in Walmart Salons	2,504	2,493

more

	March 31, 2011	June 30, 2010
SUPERCUTS
Company-owned salons:
Open at beginning of period	1,100	1,114
Salons constructed	12	10
Acquired	—	—
Franchise buybacks	63	12
Less relocations	(3)	(2)
Salon openings	72	20
Conversions	5	—
Salons closed	(42)	(34)
Total company-owned salons	1,135	1,100

Franchise salons:
Open at beginning of period	1,034	1,022
Salons constructed	24	42
Less relocations	(4)	(6)
Salon openings	20	36
Conversions	8	9
Franchise buybacks	(63)	(12)
Salons closed	(15)	(21)
Total franchise salons	984	1,034

Total, Supercuts Salons	2,119	2,134

PROMENADE
Company-owned salons:
Open at beginning of period	2,382	2,450
Salons constructed	19	18
Acquired	17	—
Franchise buybacks	5	6
Less relocations	(7)	(10)
Salon openings	34	14
Conversions	(5)	—
Salons closed	(62)	(82)
Total company-owned salons	2,349	2,382

Franchise salons:
Open at beginning of period	867	901
Salons constructed	15	34
Less relocations	(5)	(9)
Salon openings	10	25
Conversions	(8)	(9)
Franchise buybacks	(5)	(6)
Salons closed	(30)	(44)
Total franchise salons	834	867

Total, Promenade	3,183	3,249

more

	March 31, 2011	June 30, 2010
INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	404	444
Salons constructed	11	2
Acquired	—	—
Less relocations	(5)	—
Salon openings	6	2
Conversions	—	—
Salons closed	(8)	(42)
Total, International salons	402	404

TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,909	7,981
Salons constructed	110	139
Acquired	26	3
Franchise buybacks	68	23
Less relocations	(28)	(33)
Salon openings	176	132
Conversions	—	—
Salons closed	(190)	(204)
Total company-owned salons	7,895	7,909

Franchise salons:
Open at beginning of period	2,020	2,045
Salons constructed	41	78
Less relocations	(9)	(15)
Salon openings	32	63
Conversions	—	—
Franchise buybacks	(68)	(23)
Salons closed	(47)	(65)
Total franchise salons	1,937	2,020

Total Salons	9,832	9,929

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	62	62
Salons constructed	2	4
Acquired	—	—
Franchise buybacks	4	—
Less relocations	(1)	(4)
Salon openings	5	—
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	67	62

more

	March 31, 2011	June 30, 2010
Franchise hair restoration centers:
Open at beginning of period	33	33
Salons constructed	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	(4)	—
Sites closed	—	—
Total franchise hair restoration centers	29	33

Total Hair Restoration Centers	96	95

Ownership interest locations	2,763	2,704

Grand Total, System-wide	12,691	12,728

(1) Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, SmartStyle, Supercuts and Promenade concepts and not included in the International salon totals.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

more

REVENUES BY CONCEPT:

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2011	2010	2011	2010
North American salons:
Regis	$109,588	$110,893	$326,021	$329,966
MasterCuts	41,786	43,287	125,121	125,561
SmartStyle	137,046	139,042	399,270	398,820
Supercuts	80,083	77,859	237,716	233,907
Promenade (2)	141,336	145,897	430,093	460,403
Total North American salons	509,839	516,978	1,518,221	1,548,657

International salons	35,535	35,458	107,670	114,603
Hair restoration centers	35,893	35,135	107,993	105,226
Consolidated revenues	$581,267	$587,571	$1,733,884	$1,768,486

Percent change from prior year	(1.1)%	(2.7)%	(2.0)%	(2.0)%

Same-store sales decrease (1)	(2.3)%	(1.8)%	(1.7)%	(3.3)%

(1) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales are the sum of the same-store sales computed on a daily basis.  Salons relocated within a one mile radius are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period.  For the nine months ended March 31, 2010 the Company generated revenue of $20.0 in product sold to Premier, which represented 1.1 percent of consolidated revenues. The agreement was substantially complete as of September 30, 2009.

more

FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon and hair restoration businesses is shown in the following tables.

	For the Three Months Ended March 31, 2011
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$398,731	$24,550	$16,828	$—	$440,109
Product	101,907	10,985	18,458	—	131,350
Royalties and fees	9,201	—	607	—	9,808
	509,839	35,535	35,893	—	581,267
Operating expenses:
Cost of service	233,404	12,153	9,817	—	255,374
Cost of product	51,209	5,885	5,974	—	63,068
Site operating expenses	46,932	2,244	1,346	—	50,522
General and administrative	30,771	2,915	10,507	42,197	86,390
Rent	72,577	9,006	2,297	511	84,391
Depreciation and amortization	18,347	1,069	3,195	4,315	26,926
Goodwill impairment	74,100	—	—	—	74,100
Total operating expenses	527,340	33,272	33,136	47,023	640,771

Operating (loss) income	(17,501)	2,263	2,757	(47,023)	(59,504)

Other income (expense):
Interest expense	—	—	—	(8,337)	(8,337)
Interest income and other, net	—	—	—	(651)	(651)
(Loss) income from continuing operations before income taxes and equity in (loss) income of affiliated companies	$(17,501)	$2,263	$2,757	$(56,011)	$(68,492)

more

	For the Three Months Ended March 31, 2010
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$406,244	$24,794	$16,841	$—	$447,879
Product	101,619	10,664	17,666	—	129,949
Royalties and fees	9,115	—	628	—	9,743
	516,978	35,458	35,135	—	587,571
Operating expenses:
Cost of service	233,460	12,683	9,425	—	255,568
Cost of product	51,477	5,526	5,058	—	62,061
Site operating expenses	45,085	1,945	1,250	—	48,280
General and administrative	27,818	2,994	10,305	31,624	72,741
Rent	74,233	8,873	2,227	575	85,908
Depreciation and amortization	17,398	1,349	3,039	4,766	26,552
Goodwill impairment	35,277	—	—	—	35,277
Total operating expenses	484,748	33,370	31,304	36,965	586,387

Operating income (loss)	32,230	2,088	3,831	(36,965)	1,184

Other income (expense):
Interest expense	—	—	—	(9,039)	(9,039)
Interest income and other, net	—	—	—	3,125	3,125
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$32,230	$2,088	$3,831	$(42,879)	$(4,730)

more

	For the Nine Months Ended March 31, 2011
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,184,708	$75,547	$50,322	$—	$1,310,577
Product	305,802	32,123	55,854	—	393,779
Royalties and fees	27,711	—	1,817	—	29,528
	1,518,221	107,670	107,993	—	1,733,884
Operating expenses:
Cost of service	687,440	38,195	28,945	—	754,580
Cost of product	152,564	17,396	18,109	—	188,069
Site operating expenses	140,000	7,027	3,101	—	150,128
General and administrative	93,134	9,126	27,362	106,690	236,312
Rent	219,649	26,579	6,875	1,631	254,734
Depreciation and amortization	53,002	3,317	9,507	13,341	79,167
Goodwill impairment	74,100	—	—	—	74,100
Total operating expenses	1,419,889	101,640	93,899	121,662	1,737,090

Operating income (loss)	98,332	6,030	14,094	(121,662)	(3,206)

Other income (expense):
Interest expense	—	—	—	(25,998)	(25,998)
Interest income and other, net	—	—	—	2,730	2,730
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$98,332	$6,030	$14,094	$(144,930)	$(26,474)

more

	For the Nine Months Ended March 31, 2010
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,201,703	$81,353	$49,226	$—	$1,332,282
Product	299,421	33,250	54,140	—	386,811
Product sold to Premier (1)	19,962	—	—	—	19,962
Royalties and fees	27,571	—	1,860	—	29,431
	1,548,657	114,603	105,226	—	1,768,486
Operating expenses:
Cost of service	690,864	42,094	27,391	—	760,349
Cost of product	150,975	17,044	15,995	—	184,014
Cost of product sold to Premier (1)	19,962	—	—	—	19,962
Site operating expenses	136,133	7,360	3,872	—	147,365
General and administrative	85,381	9,289	27,520	95,722	217,912
Rent	220,960	28,007	6,744	1,587	257,298
Depreciation and amortization	53,449	4,387	9,114	14,303	81,253
Goodwill impairment	35,277	—	—	—	35,277
Lease termination costs	—	3,552	—	—	3,552
Total operating expenses	1,393,001	111,733	90,636	111,612	1,706,982

Operating income (loss)	155,656	2,870	14,590	(111,612)	61,504

Other income (expense):
Interest expense	—	—	—	(45,424)	(45,424)
Interest income and other, net	—	—	—	6,768	6,768
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$155,656	$2,870	$14,590	$(150,268)	$22,848

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

more

REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended March 31, 2011 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Absent non-operational items, third quarter operational earnings were $0.25 per diluted share.

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of earnings for each of the three month periods ended March 31, 2011 and 2010. The Company believes that adjusted net income per diluted share from operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three month periods ended March 31, 2011 and 2010, impacted the Company’s reported net loss (see “Adjustments” in table below). The presentation below reconciles reported net loss per diluted share (U.S. GAAP) to adjusted net income per diluted share from operations. The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31,2010
	(Dollars)	(Dollars)
Diluted net loss per share, as reported (U.S. GAAP) (1)	$(0.447)	$(0.027)

Adjustments:
Goodwill impairment (2) (8)	0.416	0.367
Premier note receivable reserve (3) (8)	0.080	—
Investment in MY Style (4) (8)	0.127	—
Provalliance equity put liability (5) (8)	(0.053)	—
Senior management restructure (6) (8)	0.017	—
Dilutive effect under if-converted method (7) (8)	0.106	0.034
Diluted net income per share from operations, adjusted	$0.246	$0.374

(1) Diluted weighted average common shares outstanding were 56.7 and 56.3 million shares for the three months ended March 31, 2011 and 2010, respectively. The dilutive effect of the common equivalent shares and convertible debt were not included in the reported diluted loss per share for the three months ended March 31, 2011 and 2010, as the effect was anti-dilutive due to the reported net loss.

(2) The three months ended March 31, 2011 included $74.1 million ($28.4 million after-tax) of non-cash goodwill impairment expense related to the Company’s Promenade salon division. The three months ended March 31, 2010 included $35.3 million ($24.9 million after-tax) of non-cash goodwill impairment expense related to the Company’s Regis salon division.

(3) The three months ended March 31, 2011 included $9.0 million ($5.5 million after-tax) of reserve related to the Company’s note receivable with Premier.

(4) The three months ended March 31, 2011 included $8.7 million of impairment expense related to the investment in MY Style, which is located in Japan.

(5) The three months ended March 31, 2011 included a $3.6 million gain primarily related to the settlement of a portion of the Company’s equity put liability related to Provalliance.

(6) The three months ended March 31, 2011 included $1.9 million ($1.2 million after-tax) of expense related to senior management restructuring.

(7) After-tax interest expense of $2.0 million for the three months ended March 31, 2011 and 2010 related to the convertible debt was added back to the numerator as required under the if-converted method, which assumes the convertible debt was converted at the beginning of the period.

(8) The earnings per share impact of the adjustments for the three months ended March 31, 2011 include 0.4 million of common share equivalents and convertible share equivalents of 11.2 million of additional shares under the if-converted method.  The earnings per share impact of the adjustments for the three months ended March 31, 2010 include 0.2 million of common share equivalents and convertible share equivalents of 11.2 million of additional shares under the if-converted method. The impact of the adjustments described above result in the effect of the common equivalent shares and convertible debt to be dilutive to the diluted net income per share from operations.

END